Exhibit 31.1

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

I, Jordan Davis, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Volcon, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

March 14, 2023

By: /s/ Jordan Davis

Jordan Davis

Chief Executive Officer

(Principal executive officer)